Exhibit 6


                     THIRD AMENDMENT TO THE RIGHTS AGREEMENT
                                     BETWEEN
                                ALBERTSON'S, INC.
                                       AND
                     AMERICAN STOCK TRANSFER & TRUST COMPANY


     This agreement, made this 26th day of September, 2003, between Albertson's, Inc. ("Albertson's") and American Stock Transfer & Trust Company ("AST&TC"), successor to ChaseMellon Shareholder Services, L.L.C. ("CMSS"), as rights agent, amends the Rights Agreement, dated as of December 9, 1996, between Albertson's and CMSS (the "Rights Agreement"), as heretofore amended.

     WHEREAS, the Board of Directors of Albertson's believes it is in the best interests of the shareholders of Albertson's to amend the Rights Agreement as set forth below, and

     WHEREAS, under the present circumstances, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement, and

     WHEREAS, Albertson's has directed AST&TC to enter into this agreement,

     NOW THEREFORE, intending to be legally bound, Albertson's and AST&TC hereby agree that the Rights Agreement and the exhibits thereto shall be amended as set forth below.

         1. Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

                    "Acquiring  Person"  shall  mean any  Person  who or  which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company,
               (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any Person who becomes the Beneficial owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding, unless and until such Person thereafter acquires beneficial ownership of additional shares of Common Stock representing one percent (1%) or more of the shares of Common Stock then outstanding, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, or (vi) any such Person who has reported or is required to report such ownership (but less than 20%) on Schedule 13G under the Securities and Exchange Act of 1934, as amended and in effect on the date of the Agreement (the "Exchange Act") (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the rights to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates of such Person, thereafter does not acquire beneficial ownership of additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, provided, however, that if the Person requested to so
                         --------   -------
               certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period."

         2. Section 1(b) of the Rights Agreement, which defines the term "Acquisition Transaction," is hereby deleted in its entirety, all cross-references to such section are deemed to be deleted, all subsequent subsections of Section 1 are renumbered accordingly, and all cross-references to such renumbered sections are changed to refer to such subsections as if renumbered.

         3. Section 1(d) of the Rights Agreement, which defines the term "Beneficial Owner," is hereby amended in its entirety to read as follows:

                         "(d) A Person  shall be deemed the  "Beneficial  Owner"
                    of,  and  shall  be  deemed  to   "beneficially   own,"  any
                    securities:

                         (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange,
                    (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
                    Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                         (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not
                                     --------   -------
                    be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:
                    (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and
                    (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                         (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company;

                    provided,  however, that nothing in this paragraph (d) shall
                    ---------  -------
                    cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the fortieth day after the date of such acquisition, and then only if such securities continue to be owned by such Person on such fortieth day."

         4. Section 1(cc) of the Rights Agreement, which defines the term "Stock Acquisition Date," is hereby amended in its entirety to read as follows:

                         "`Stock  Acquisition Date' shall mean the first date of
                    public announcement by the Company that an Acquiring Person has become such."

         5. The first sentence of Section 3(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

                         "Until the  earlier of (i) the close of business on the
                    tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or
                    (ii) the close of business on the tenth day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person, (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"),
                    (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including transfer to the Company)."

         6. Section 11(a)(ii) of the Rights Agreement is hereby amended to read in its entirety as follows:

                         "(ii) Subject to Section 24 of this  Agreement,  in the
                    event any Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section
                    11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares being referred to herein as the "Adjustment Shares")."

         7. Section 23 of the Rights Agreement is hereby amended to read in its entirety as follows:

         "Section 23.  Redemption and Termination.

                         (a) The Board may, at its option,  at any time prior to
                    the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date has already occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
                    Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                         (b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall be filed by the Company with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made."

         8. Section 26 of the Rights Agreement is hereby amended by deleting the name and address of CMSS therein and replacing it with the following:

                                 "American Stock Transfer & Trust Company
                                  59 Maiden Lane
                                  New York, NY 10038
                                  Attention:  Joe Wolf".

         9. Section 27 of the Rights Agreement is hereby amended in its entirety to read as follows:

               "Section 27.  Supplements and Amendments.

                         Prior to the Distribution  Date, the Company may in its
                    sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights or certificates representing shares of Common Stock. From and after the Distribution Date, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of the Acquiring Person) and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the
                                                   --------   -------
                    failure or refusal of the Rights Agent to execute such supplement or amendment will not affect the validity of any supplement or amendment adopted by the Board of Directors of the Company, any of which will be effective in accordance with the terms thereof. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident  with the  interests  of the  holders  of  Common
                    Stock."

        10. Exhibits A, B and C to the Rights Agreement shall be deemed to be amended in a manner consistent herewith.

        11. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as heretofore amended and as amended hereby, and all references to the Rights Agreement shall be deemed to include this agreement and all prior amendments.

        12. This agreement shall be effective as of the date first written above, and except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

        13. This agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.


                                          ALBERTSON'S, INC.
Attest:


/s/ Kaye L. O'Riordan                    By: /s/ John R. Sims
----------------------                       -----------------
Name:  Kaye L. O'Riordan                   Name:  John R. Sims
Title:  Vice President                     Title: Executive Vice President
         and Corporate Secretary                   and General Counsel


                                         AMERICAN STOCK TRANSFER &
                                         TRUST COMPANY
Attest:


/s/ Joseph F. Wolf                      By: /s/ Herbert J. Lemmer
-------------------                        ----------------------
Name: Joseph F. Wolf                       Name: Herbert J. Lemmer
Title: Vice President                      Title: Vice President